                                                                   EXHIBIT 2.2
                          FLEX FINANCIAL GROUP, INC.
                       770 S. Post Oak Lane, Suite 515
                             Houston, Texas 77056
                                (713) 840-7500

June  30,  1996


William  P.  Williams,  Jr.,  President  and  CEO
American  NorTel  Communications,  Inc.
7201  East  Camelback  Road,  Suite  320
Scottsdale,  AZ  85251

Dear  Mr.  Williams:

     This letter will evidence our agreement regarding a proposed merger/spinoff transaction by and between Flex Financial Group, Inc., a Texas corporation ("Flex Financial"), and American NorTel Communications, Inc., a Wyoming corporation ("American NorTel").

     In consideration of the following representations, promises and undertakings, the parties agree as follows:

     1.          Representations  by Flex Financial.     Flex  Financial  is a
                 ----------------------------------
Houston, Texas-based company whose operations and financial statements are described in a Private Placement Memorandum dated October 15, 1995; a copy of which has been delivered by Flex Financial to American NorTel. Flex Financial has completed and closed the private placement described in such Memorandum and seeks a public market for its securities under circumstances that may require the simultaneous raising of additional capital.

     2.          Representations  by American NorTel.   American  NorTel  is a
                 -----------------------------------
Wyoming corporation owned by approximately 770 persons that was originally incorporated in British Columbia, Canada on May 17, 1979. The Company filed its Certificate of Registration and Articles of Continuance with the Secretary of State of the State of Wyoming and became a Wyoming corporation effective February 9, 1993. American NorTel currently operates in the telecommunications business, providing long distance telephone service in combination with additional related services in the United States and a number of foreign countries, including Argentina, Brazil, Mexico, Canada, and Costa Rica.

          American NorTel seeks to diversify its business opportunities and investment potential to its shareholders by engaging in "spinoff" activities such as are described herein, such spinoffs to involve the distribution, by way of stock dividends or otherwise, of registered shares of stock of other companies. American NorTel's shareholder base is described in a letter dated May 31, 1996 from American NorTel's president, William P. Williams, Jr. to Michael T. Fearnow, Flex Financial's president.

     3.          Proposed  merger-spinoff.     The  parties  agree to commence
                 ------------------------
taking the steps required to bring to a vote, by the shareholders of Flex Financial, a proposed spinoff-merger such as is described in letters of May 30, 1996 and June 4, 1996 from M. Stephen Roberts, Esq. To Bill Williams of American NorTel, copies of which are attached hereto ("the Spinoff Letters").

     4.          Terms of the merger-spinoff.  The terms of the merger-spinoff
                 ---------------------------
will  be  as  follows:

          4.1 The American NorTel subsidiary to be created and which will be the issuer of the shares of stock that will survive the merger will be named any name designated by Flex Financial and will be incorporated in any state designated by Flex Financial. Herein, this American NorTel subsidiary will be called "Flex Acquisitions." On the effective date of the merger, it will change its name to Flex Financial Group, Inc., if required to do so by Flex Financial.

          4.2 Flex Acquisitions will sell 20,000 of its shares to American NorTel for $200, or $0.001 per share, the Common Stock's par value. Unless a different authorized capital is specified by Flex Financial, Flex Acquisitions will have authorized capital of 10 million shares of Common Stock, par value $0.001 per share, and 10 million shares of Preferred Stock, no par value, the preferences, rights and qualities of each series of the Preferred Stock to be set by resolutions of Flex Acquisitions's board of directors.

          4.3 Flex Acquisitions's counsel, M. Stephen Roberts, will be responsible for drafting the S-4 Registration Statement to be filed with the Securities and Exchange Commission ("the SEC"), the Wyoming Securities Commission, the Texas Securities Commission and, if required, any other state securities regulatory agency.

          4.4 The Registration Statement(s) will register (i) 94,000 Flex Acquisitions shares of Common Stock, to be distributed to the Flex Financial shareholders in proportion to their Flex Financial shareholdings upon the effectiveness of the proposed merger, (ii) the distribution by American NorTel to its shareholders of the 20,000 Flex Acquisitions shares of Common Stock it earlier purchased, (iii) Flex Acquisitions' warrants, the number and tenor of which Flex Acquisitions' warrants shall be the same as the Flex Financial warrants that are issued and outstanding as of the date of this agreement, all as set forth in Exhibit A attached hereto; (iv) Flex Acquisitions shares and warrants underlying Class A Stock Options and Unit Purchase Options; (v) shares of Flex Acquisitions Common Stock to underlie the before-described Flex Acquisitions warrants, stock options, and unit purchase options; (vi) up to 1,200,000 shares of Common Stock "for the shelf" to be used for possible acquisitions; and (vii) in the sole discretion of Flex Financial, shares and warrants underlying up to 100,000 units, each unit consisting of 1 share of common stock, 2 Class B Warrants and 2 Class C Warrants, at an aggregate offering price of $6.00 per unit. Exhibit A attached hereto more fully describes  the  securities  set  forth  in  (iii),  (iv)  and  (v)  above.

          4.5 Flex Financial's auditors, must provide their written consent to the filing of the Registration Statement and any amendments thereto before they will be filed with the SEC. The auditors may review but express no opinion on the interim period, unaudited financial statements and any pro forma financial statements that will appear in the Registration Statement. All financial statement materials provided by Flex Financial must meet the requirements of Item 310 of the SEC's Regulation S-B and of its S-4 Registration Statement.

     5.     Abandonment  of transaction by Flex Financial.     Flex  Financial
            ---------------------------------------------
is free to abandon this proposed merger-spinoff at any time, subject only to its paying all expenses incurred by American NorTel or Flex Acquisitions at that time. Flex Financial is not obligated to obtain the approval by its shareholders of the proposed merger with Flex Acquisitions.

     6.      Costs of the transaction.     Flex  Financial  will pay all costs
             ------------------------
of the proposed transaction. An estimate of these costs is set forth in the schedule attached hereto, which schedule also sets forth target completion dates for the proposed transaction. The estimates are not firm prices but are made in good faith after inquiry and reflection. American NorTel's and Flex Acquisitions's attorney, M. Stephen Roberts, will bill his time at $150 per hour. Should the transaction be abandoned or should the transaction be completed before the $35,000 attorney's fee, required to be deposited in Roberts' law firm's trust account, be earned, the balance will be returned to Flex Financial. Should the $35,000 prove to be less than is earned, the shortfall will be paid by Flex Financial to Roberts upon the approval of his statements. No estimate is included in the attached schedule of Flex Financial's own attorney's fees.

     7.     Market  stabilization.      After  the  merger-spinoff  should  be
            ---------------------
effected and for the periods set forth below, Flex Financial will obtain, from the beneficial owners of at least 80% of its presently outstanding shares of capital stock, an agreement that each such shareholder will not sell any of his, her or its shares of post-merger Flex Acquisitions stock without first obtaining the written authorization of the president of Flex Financial, which authorization shall be given only for pressing, economic reasons deemed
satisfactory  to  Flex  Financial's  president:    90  days,  unless  Flex
Acquisitions's stock has traded at an average price of $7.50/share for a period of 45 days.

     8.     Governing  law.       The  effect  and  interpretation  of  this
            --------------
Agreement  will  be  governed  by  the  laws  of  Texas.


                              FLEX  FINANCIAL  GROUP,  INC.


                              By:  /S/  Michael  T.  Fearnow
                                   Michael  T.  Fearnow,  President


                              AMERICAN  NORTEL  COMMUNICATIONS,  INC.


                              By:/S/  W.  T.  Williams,  Jr.
                                   William  P.  Williams,  Jr.,  President

EXHIBIT  A

Flex Acquisitions' securities issuable for and convertible from Flex Financial securities

===============================================================
TITLE OF EACH CLASS OF
SECURITIES TO BE                                   AMOUNT TO BE
REGISTERED                                          REGISTERED
---------------------------------------------------------------
Unit Purchase Options - Bridge Loan
Units issuable upon exercise of the Unit
Purchase Options
Common Stock issuable upon exercise of the Unit
Purchase Options                                          8,333
---------------------------------------------------------------
Class B Warrants issuable upon exercise of the
Unit Purchase Options                                    16,666
---------------------------------------------------------------
Common Stock issuable upon exercise of Class B
Bridge Loan warrants which underlie the Unit
Purchase Options                                         16,666
---------------------------------------------------------------
Class C Warrants issuable upon exercise of the
Unit Purchase Options                                    16,666
---------------------------------------------------------------
Common Stock issuable upon exercise of Class C
Bridge Loan warrants which underlie the Unit
Purchase Options                                         16,666
---------------------------------------------------------------
Units, each consisting of one share of common
stock, $.001 par value, two Class B Warrants and
two Class C Warrants
Common Stock ($.001 par value)                           14,000
---------------------------------------------------------------
Class B Warrants                                         28,000
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Common Stock Underlying Class B Warrants                 28,000
---------------------------------------------------------------
Class C Warrants                                         28,000
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Common Stock Underlying Class C Warrants                 28,000
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Founders' Common Stock                                   80,000
---------------------------------------------------------------
Class A Options                                          80,000
---------------------------------------------------------------
Common Stock Underlying Class A Options                  80,000
   TOTAL
===============================================================